SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported) DECEMBER 29, 1997
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                           DENTAL CARE ALLIANCE, INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



            0-23219                               65-0555-126
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   (Commission File Number)            (IRS Employer Identification No.)



                           1343 MAIN STREET, 7TH FLOOR
                             SARASOTA, FLORIDA                        34236
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               (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code (941) 955-3150
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          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On December 29, 1997, Dental Care Alliance, Inc., a Delaware corporation (the "Registrant"), acquired all of the outstanding capital stock of Marketplace Dental, Inc., a Florida corporation ("Marketplace"), pursuant to the merger (the "Merger"), of Marketplace with and into Dental Care Alliance of Florida, Inc. ("DCA Florida"), a wholly-owned subsidiary of the Registrant. The Merger was consummated pursuant to that certain Agreement and Plan of Merger dated December 29, 1997 (the "Merger Agreement") among the Registrant, Marketplace, DCA Florida and James R. Quick, Deborah Browning-Hecht and Frank A. Rodriguez, all of the shareholders of Marketplace (the "Marketplace Shareholders"). A copy of the Merger Agreement is being filed as Exhibit 2.1 hereto. DCA Florida was the surviving corporation in the Merger. Pursuant to the Merger the Company acquired all of the assets of Marketplace. Such assets consisted primarily of non-dental assets (including dental equipment) and management agreements. The Registrant intends to continue use of the equipment purchased in the same manner such equipment was used by Marketplace prior to the Merger. Pursuant to the Merger, all shares of Marketplace common stock were converted into the right to receive, in the aggregate (i i) eighty thousand (80,000) shares of the common stock of the Registrant; (ii ii) an amount in cash equal to the excess of (y) the aggregate of the amount of $500,000, the amount of any cash, security, demand, savings or other deposits in any bank, savings and loan or other financial institution, and/or the face amount of any negotiable or non-negotiable instruments owned by Marketplace and the unamortized amount of any prepaid expenses of Marketplace over (z) the amount of the liabilities of Marketplace to First United Bank and amounts classified as owed to related parties on Marketplace's financial statements, as of the close of business on November 30, 1997 (the "Effective Time"); and (iii iii) that number of shares of the Registrant's common stock (but not in excess of 79,999 shares), having a value, determined by reference to the average mean between the opening bid and ask quote for such shares over the three trading days immediately preceding the Determination Date (as defined below), equal to the excess, if any, of the EBITDA of the Business (as defined below) of DCA Florida for the twelve month period following the Effective Time over the EBITDA of the Business of Marketplace for the twelve month period ending at the Effective Time, multiplied by two.

         For purposes of this Report, EBITDA is an amount equal to the earnings of the Business during each measuring period determined under Generally Accepted Accounting Principles consistently applied, increased by the aggregate of the amounts included as interest expenses, taxes measured by income, depreciation and amortization. The Determination Date is the last day of the twelve month period following the Effective Time. For purposes hereof, "Business" shall include the business of managing dental practices acquired as a result of the Merger and managing any other dental practices acquired and conducted by the Marketplace Shareholders, or any one of them, or an entity owned by such persons.

         The cash portion of the purchase price was paid with a portion of the proceeds of the Registrant's initial public offering.

         As a result of the Merger, Marketplace became a wholly-owned subsidiary of DCA Florida. The consideration paid by the Registrant to the Marketplace Shareholders in the Merger was determined by negotiation among the Registrant, Marketplace and the Marketplace Shareholders.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements

         It is currently impracticable to provide the financial statements required pursuant to Rule 3.05(b) of Regulation S-X prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such financial statements.

(b)      Pro forma financial information

         It is currently impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.

(c)      Exhibits.

         2.1 Agreement and Plan of Merger, dated December 29, 1997, by and among the Registrant, Marketplace, DCA Florida and the Marketplace Shareholders

         2.2 Plan and Articles of Merger of Marketplace with and into DCA Florida dated December 29, 1997, as filed with the Secretary of State of the State of Florida





















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       DENTAL CARE ALLIANCE, INC.



Dated:  January 13, 1998               By:  /S/ STEVEN R. MATZKIN
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                                          Steven R. Matzkin, Chairman of the
                                          Board of Directors, Chief Executive
                                          Officer and President


























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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
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2.1            Agreement and Plan of Merger, dated December 29, 1997, by and among the Registrant, Marketplace, DCA Florida and the Marketplace Shareholders

2.2 Plan and Articles of Merger of Marketplace with and into DCA Florida dated December 29, 1997, as filed with the Secretary of State of the State of Florida